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                                                                     EXHIBIT 5.1

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   [GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP LETTERHEAD]


                                October 29, 1999



Next Level Communications, Inc.
6085 State Farm Drive
Rohnert Park, CA 94928

RE:      REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1 (File No. 333-85999) originally filed by Next Level Communications, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on August 27, 1999, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 9,775,000 shares of the Company's Common Stock (the "Shares"). The Shares, which include an over-allotment option granted by the Company to the Underwriters to purchase up to 1,275,000 additional shares of the Company's Common Stock, are to be sold to the Underwriters by the Company as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.


                            Very truly yours,

                            /s/ GUNDERSON DETTMER STOUGH
                            VILLENEUVE FRANKLIN & HACHIGIAN, LLP

                            GUNDERSON DETTMER STOUGH
                            VILLENEUVE FRANKLIN & HACHIGIAN, LLP


              155 Constitution Drive, Menlo Park, California 94025
                       Phone 650.321.2400 Fax 650.321.2800
                     Menlo Park, California - Austin, Texas